UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 2, 2007
(Date of earliest event reported)

Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

000-51802	16-1736884
(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-4100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed by Morgans Hotel Group Co. (the “Company”), to amend the Current Report on Form 8-K filed by the Company on February 8, 2007 (the “February 8th Form 8-K”), which reported the acquisition by the Company and its equity partner, DLJ Merchant Banking Partners, of the Hard Rock Hotel and Casino in Las Vegas, Nevada and related assets (the “Purchased Assets”) under Items 1.01, 2.01, 2.03, 8.01 and 9.01.

The Company has concluded that the acquisition by the Company of its portion of the Purchased Assets did not constitute an acquisition of a “significant amount of assets,” as defined in, and requiring disclosure under, Item 2.01 of Form 8-K. Accordingly, this 8-K/A is being filed to amend Items 2.01 and 8.01 of the February 8th Form 8-K, as set forth herein.  Except for the following Items, this Form 8-K/A does not amend, modify or update any other disclosures in, or exhibits to, the February 8th Form 8-K.

Item 2.01     Completion of Acquisition or Disposition of Assets.

For the reasons described in the Explanatory Note to this Form 8-K/A, the Company has determined that the acquisition of the Company’s portion of the Purchased Assets does not constitute the acquisition of a significant amount of assets, and therefore, the transaction is not required to be reported under Item 2.01 of Form 8-K.

Item 8.01     Other Events.

The information previously reported under Item 2.01 of the February 8th Form 8-K is hereby disclosed under Item 8.01 as of the original date of the February 8th Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: March 16, 2007	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer